Security Benefit Advisor Variable Annuity Application

Issued by Security Benefit Life Insurance Company, Topeka, Kansas. Questions? Call our National Service Center at 1-800-888-2461.

Instructions
Complete the entire form to establish a new Security Benefit Advisor Variable Annuity Contract. Please type or print.

1. Choose Type of Annuity Contract
Please select the annuity type: m 403(b) TSA m Roth 403(b) TSA m Traditional IRA m Roth IRA
Initial Contribution $
For IRAs only: Current Year $	Prior Year $	Rollover $

2. Provide Annuitant Information
Name of Annuitant				m Male m Female
	First	MI	Last
Mailing Address
	Street Address	City	State	ZIP Code
Residential Address
(if different from mailing address) Street Address	City	State	ZIP Code

Social Security Number/Tax I.D. Number	Date of Birth
(mm/dd/yyyy)
Daytime Phone Number	Home Phone Number

3. Provide Contractowner Information
❒ Same as Annuitant
Name of Contractowner				m Male m Female
	First	MI	Last
Mailing Address
	Street Address	City	State	ZIP Code
Residential Address
(if different from mailing address) Street Address	City	State	ZIP Code

Social Security Number/Tax I.D. Number	Date of Birth
(mm/dd/yyyy)
Daytime Phone Number	Home Phone Number

4. Provide Joint Owner Information
Name of Joint Owner				m Male m Female
	First	MI	Last
Mailing Address
	Street Address	City	State	ZIP Code
Residential Address
(if different from mailing address) Street Address	City	State	ZIP Code

Social Security Number/Tax I.D. Number	Date of Birth
(mm/dd/yyyy)
Daytime Phone Number	Home Phone Number

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5. Provide Primary and Secondary Beneficiary(ies)
For additional Primary Beneficiaries, please attach a separate list to the end of this application.
	Primary Beneficiary			Social	DOB	Relationship to	%
	Name	Address (city, state, zip)	Phone No.	Security No.	(mm/dd/yyyy)	Owner	of Benefit
1.
2.
3.
For additional Secondary Beneficiaries, please attach a separate list to the end of this application.
	Secondary Beneficiary			Social	DOB	Relationship to	%
	Name	Address (city, state, zip)	Phone No.	Security No.	(mm/dd/yyyy)	Owner	of Benefit
1.
2.
3.

6. Provide Replacement Information
Do you currently have any existing annuity or insurance policies? m Yes m No
Does this proposed contract replace or change any existing annuity or insurance policy? m Yes m No
If Yes, please list the company and policy number.

Company Name	Policy Number

7. Choose Optional Rider
Credit Enhancement Rider:
m 4%

Please Continue

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8. Indicate Investment Directions

Please refer to the Fund List sheet and indicate your investment preferences below. Use whole percentages totaling 100%.

Percentage	Fund Name
%
%
%
%
%
%
%
%
%
%

Must Total 100%

9. Salary Information

Please complete this section ONLY if you are contributing through salary reduction and/or deduction.
Contribution Amount (select all that apply):
❒ Pre-tax Qualified Contribution of $	per year or	% per pay period.
❒ After-tax Roth Contribution of $	per year or	% per pay period.
Beginning:		Please skip the following month(s):
Date (mm/dd/yyyy)
Will your employer match contributions? m Yes m No
Employer Name
Mailing Address
	Street Address	City	State	ZIP Code
Billing Statement Address
(if different from above) Street Address	City	State	ZIP Code

10. Set Up Electronic Privileges

Transactions may be requested via telephone, internet, or other electronic means by the Owner and/or servicing sales representative based on instructions of the Owner.

❒ I do NOT wish to authorize electronic privileges.

Please Continue

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11. Statement of Understanding

I have been given a current prospectus that describes the Contract for which I am applying. I understand that annuity payments and withdrawal values, if any, when based on the investment experience of the Investment Options are variable and dollar amounts are not guaranteed and that any benefits, values or payments based on performance of the Investment Options may vary and are NOT guaranteed by the U.S. Government or any State Government; and are NOT federally insured by the FDIC, the Federal Reserve Board or any other agency, Federal or State. I further understand that I bear all investment risk unless some of my funds are placed in the Security Benefit Fixed Account.

If my annuity contract qualifies under Section 403(b), I declare that I know: (1) the limits on withdrawals from my Contract imposed by Section 403(b)(11) of the Internal Revenue Code; and (2) the investment choices available under my employer’s Section 403(b) plan to which I may elect to transfer my account balance. I understand that the amount paid and the application must be acceptable to Security Benefit under its rules and practices. If they are, the contract applied for will be in effect on the Contract Date. If they are not, Security Benefit will be liable only for the return of the amount paid.

☐ Check this box to receive a Statement of Additional Information.

12. Incentives and Other Considerations

Have you or the annuitant been offered any cash incentive or other consideration (such as free insurance) as an inducement to apply for this annuity contract? m Yes m No

Does the owner have an insurable interest in the annuitant? m Yes m No

13. Provide Signature

My signature below indicates the information provided within the application is accurate and true to the best of my knowledge and belief, including my tax identification number.

Tax Identification Number Certification

Instructions: You must cross out item (2) in the below paragraph if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest or dividends on your tax return. For contributions to an individual retirement arrangement (IRA), and generally payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct Tax Identification Number.

Under penalties of perjury I certify that (1) The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and (2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends or the IRS has notified me that I am no longer subject to backup withholding; and (3) I am a U.S. citizen or other U.S. person (as defined in the IRS Form W-9 instructions).

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

X
	Signature of Owner	Date (mm/dd/yyyy)	Signed at (City/State)

X
	Signature of Joint Owner	Date (mm/dd/yyyy)

Please Continue

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Registered Representative/Insurance Agent/Dealer Information

Will the Annuity being purchased replace any prior insurance or annuities of this or any other Company?

m	No, to the best of my knowledge, this application is not involved in the replacement of any life insurance or annuity contract, as defined in applicable insurance department regulations.

m
Yes. If Yes, please comment below. I have complied with the requirements for disclosure and/or replacements. (Submit a copy of the Replacement Notice with this application and leave with the applicant a copy of any written material presented to the applicant.)

Comments:

Print Name of Representative/Agent
X
	Signature of Representative/Agent	Date (mm/dd/yyyy)
Address
	Street Address	City	State	ZIP Code
Daytime Phone Number	Email Address

Registered Representative’s/Agent’s License I.D. Number
Print Name of Broker/Dealer

Please Continue

Mail to:	For expedited or overnight delivery:
Security Benefit	Security Benefit
P.O. Box 750497	Mail Zone 497
Topeka, Kansas 66675-0497	One Security Benefit Place
Fax to: 1-785-368-1772	Topeka, Kansas 66636-0001
Visit us online at www.securitybenefit.com
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Variable Annuity Application

State Fraud Disclosures

Any person who, with intent to defraud or knowing that he/she is facilitating fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud. This state fraud disclosure applies to all jurisdictions except KS, MN and the states listed below.

AR, LA and RI Only – Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime may be subject to fines and confinements in prison.

CO Only – It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado division of insurance within the department of regulatory agencies.

CT Only – Any person who, with intent to defraud or knowing that he/she is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement may be guilty of insurance fraud, as determined by a court of competent jurisdiction.

D.C. Only – WARNING: It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits, if false information materially related to a claim was provided by the applicant.

KY, NM and WV Only – Any person who, knowingly and with intent to defraud any Insurance Company or other person, files an application for insurance or statement of claim containing materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act which is a crime and subjects such person to criminal and civil penalties.

ME Only – It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties may include imprisonment, fines or a denial of insurance benefits.

MD Only – Any person who knowingly or willfully presents a false or fraudulent claim for payment of a loss or benefit or who knowingly or willfully presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

NE and NV Only – Any person who, with intent to defraud or knowing that he/she is facilitating fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud.

OK Only – WARNING: Any person who knowingly, and with intent to injure, defraud or deceive any insurer, makes any claim for the proceeds of an insurance policy containing any false, incomplete or misleading information is guilty of a felony.

TN Only – It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties include imprisonment, fines and denial of insurance benefits.

VA Only – Any person who, with intent to defraud or knowing that he/she is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement may have violated state law.

VT Only – Any person who knowingly presents a false or fraudulent claim for the payment of a loss or knowingly makes a false statement in an application for insurance may be guilty of a criminal offense under state law.

DE Residents please note: the contract issued based on this Application will be administered in adherence with Delaware’s Civil Union and Equality Act of 2011. However, the Civil Union and Equality Act of 2011 does not supersede federal tax law and the Defense of Marriage Act which provide for disparate tax treatment between opposite-sex spouses and same-sex spouses and civil union partners.

IL Residents please note: the contract issued based on this Application will be administered in adherence with Illinois’ Religious Freedom and Civil Union Act of 2011.

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Important Information About Procedures for Opening a New Account

To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account.

What this means to you: When you open an account, we will ask for your name, address, date of birth, and other information that will allow us to identify you. We may also ask to see your driver’s license or other identifying documents.

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